Exhibit 99.1

FlexHead Industries, Inc.

Consolidated Financial Statements

As of and for the Year Ended

December 31, 2011 and

Independent Auditors’ Report

FLEXHEAD INDUSTRIES, INC.

TABLE OF C O N T E N T S

Page

Independent Auditors’ Report	1

Consolidated Financial Statements as of and for the Year Ended December 31, 2011:

Consolidated Statement of Operations	2

Consolidated Balance Sheet	3

Consolidated Statement of Cash Flows	4

Consolidated Statement of Changes in Equity	5

Notes to Consolidated Financial Statements	6-25

INDEPENDENT AUDITORS’ REPORT

To FlexHead Industries, Inc.:

We have audited the accompanying consolidated balance sheet of FlexHead Industries, Inc. and subsidiaries (the “Company”) as of December 31, 2011, and the related consolidated statements of operations, changes in equity, and cash flows for the year then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2011, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

/s/ Deloitte & Touche LLP

Chicago, Illinois

May 3, 2012

FLEXHEAD INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2011

($ in thousands)

Net sales	$18,863

Costs and expenses
Cost of sales	9,916
Selling, general and administrative	4,178
Realized gain on insurance settlement	(692)

Operating income	5,461
Other income	157
Interest expense	67

Income before income taxes	5,551
Income tax expense	94

Net income	5,457
Less net income attributable to noncontrolling interests	2,490

Net income attributable to FlexHead Industries, Inc.	$2,967

See Notes to Consolidated Financial Statements

FLEXHEAD INDUSTRIES, INC.

CONSOLIDATED BALANCE SHEET

AS OF DECEMBER 31, 2011

($ in thousands)

Assets
Current Assets:
Cash	$741
Accounts receivable	2,655
Inventory	4,947
Prepaid expenses and other current assets	267

Total current assets	8,610
Property, plant and equipment, net	1,303
Intangible assets	294
Defined benefit pension asset	87

Total Assets	$10,294

Liabilities and Equity
Current Liabilities:
Current maturities of long-term debt	$51
Accounts payable	1,854
Accrued and other liabilities	540

Total current liabilities	2,445
Long-term debt, net of current maturities	468
Deferred state income tax	9

Total Liabilities	2,922

Equity:
Common stock-no par value, 200,000 shares authorized, 100 shares issued and outstanding	$—
Additional paid in capital	100
Retained earnings	3,892
Accumulated other comprehensive loss	(103)

Total FlexHead Industries, Inc. shareholders’ equity	3,889
Noncontrolling interests	3,483

Total Equity	7,372

Total Liabilities and Equity	$10,294

See Notes to Consolidated Financial Statements

FLEXHEAD INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE YEAR ENDED DECEMBER 31, 2011

($ in thousands)

Cash Flows From Operating Activities:
Net income	$5,457
Adjustments to reconcile net income to cash provided by operating activities:
Depreciation	109
Realized gain on insurance settlement	(692)
Insurance proceeds received	766
Loss on damaged inventory	(422)
Defined benefit pension plan changes	(134)
Other	3
Changes in assets and liabilities:
Accounts receivable	(1,222)
Prepaid expenses and other current assets	(65)
Inventory	(330)
Accounts payable	232
Accrued and other liabilities	274

Net cash provided by operating activities	3,976

Cash Flows From Investing Activities:
Building related insurance proceeds received	1,200
Building repairs with insurance proceeds	(670)
Intangible assets	(35)
Other	(10)

Net cash provided by investing activities	485

Cash Flows From Financing Activities:
Principal payments on long-term debt	(48)
Payments of cash dividends	(4,153)

Net cash used for financing activities	(4,201)

Net Increase in Cash	260
Cash at Beginning of Year	481

Cash at End of Year	$741

Schedule of Noncash Investing Activities:
Accrued and other liabilities incurred for repair of building	$182

Supplemental Disclosures of Cash Flow Information:
Interest	$35
Taxes	$96

See Notes to Consolidated Financial Statements

FLEXHEAD INDUSTRIES, INC.

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY

FOR THE YEAR ENDED DECEMBER 31, 2011

($ in thousands)

	Common Stock	Additional Paid in Capital	Retained Earnings	Accumulated Other Comprehensive Income (Loss)	Total FlexHead Industries, Inc. Shareholders’ Equity	Noncontrolling interests
Balance, January 1, 2011	$—	$100	$2,211	$58	$2,369	$3,860
Comprehensive income (loss):
Net income			2,967		2,967	2,490
Change in unrecognized loss related to the defined pension benefit plan				(161)	(161)

Comprehensive income					2,806
Dividends declared			(1,286)		(1,286)	(2,867)

Balance, December 31, 2011	$—	$100	$3,892	$(103)	$3,889	$3,483

See Notes to Consolidated Financial Statements

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies

Basis of Presentation and Organization

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”).

FlexHead Industries, Inc. (“FlexHead”) was incorporated in the State of Massachusetts on November 24, 1993. FlexHead Industries, Inc. and its related entities are commonly owned. The consolidated financial statements include the accounts of FlexHead, as well as the accounts of its variable interest entities: PBJ, LLC (“PBJ”); DXL, LLC (“DXL”); Lowland Street, LLC (“Lowland Street”); SprinkFLEX, LLC (“SprinkFLEX”); and PNM, Inc. (“PNM”), which are collectively hereafter referred to as the “Company”. All significant intercompany balances and transactions between the consolidated companies have been eliminated.

Variable interest entities (“VIEs”) are primarily entities that lack sufficient financial control. This can be an entity with either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support or whose equity investors lack the characteristics of a controlling financial interest. A VIE is consolidated by its primary beneficiary, which is the entity that, through its variable interests, absorbs the majority of a VIE’s variability. Variable interests in a VIE are contractual, ownership, or other pecuniary interests in a VIE that change with changes in the fair value of the VIE’s net assets exclusive of variable interests. FlexHead evaluates all VIEs with which it is involved to determine the primary beneficiary of the VIE.

FlexHead is the primary beneficiary of PBJ, DXL, Lowland Street, SprinkFLEX, and PNM (the “FlexHead VIEs”), as FlexHead has controlling financial interests in these FlexHead VIEs through design and contractual arrangements. The shareholders of the Company formed the FlexHead VIEs with the intent of FlexHead implicitly bearing the economic risks and indirectly controlling the actions of the FlexHead VIEs. The FlexHead VIEs have no employees of their own. The shareholders are the chief operating decision makers for the Company and are also employees of FlexHead. Sources of support provided to the FlexHead VIEs include offering loan guarantees, exclusive supplier contracts, royalty agreements, lease agreements, and below market management arrangements. Accordingly, the Company’s consolidated financial statements include the accounts of the FlexHead VIEs. The Company has no other VIEs at December 31, 2011.

On February 15, 2012, the common shareholders of the Company sold all of the outstanding equity interests of FlexHead, PNM, PBJ, DXL, and SprinkFLEX for an aggregated purchase price of $38,000, received in cash at the closing, subject to various adjustments relating to working capital, cash on-hand and indebtedness of the acquired companies, to Atkore International, Inc.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Nature of Business

The principal business activity of FlexHead is the light assembly and sale of patented flexible fire protection systems used for institutional, industrial and commercial applications. FlexHead sells these systems primarily within the United States.

Use of Estimates

The preparation of the consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities and reported amounts of revenues and expenses. Significant estimates in these consolidated financial statements include useful lives for depreciation and amortization, loss contingencies, net realizable value of inventories, legal liabilities, derivatives, and pension and postretirement employee benefit liabilities. Actual results could differ materially from these estimates.

Revenue Recognition

The Company’s revenues are generated from the sale of its products. Revenue from the sale of products is recognized at the time title, risks and rewards of ownership pass. This is generally when the products reach the free-on-board shipping point, the sales price is fixed and determinable and collection is reasonably assured. Product returns and discounts and rebates to customers are accounted for as reductions to sales. At December 31, 2011, there were no reserves for these potential reductions, as management considers these to be insignificant.

Cost of Sales

The Company includes all costs directly related to the assembly of goods for sale in cost of goods sold. The Company classifies direct material, direct labor, production related overheads, freight and distribution costs, and the depreciation and amortization of assets directly used in the assembly of goods for sale as cost of sales in the statement of operations.

Shipping and Handling

Shipping and handling costs paid by the Company, which amount to $210 for the year ended December 31, 2011, are included in cost of sales in the statements of operations.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Selling, General and Administrative Expenses

The Company includes all costs not directly related to the assembly of goods for sale in selling, general and administrative expenses. These costs include mainly administrative and selling labor, professional fees and the depreciation and amortization of assets used in the administrative and selling functions.

Major Customers

The Company sold approximately 65% of its products to three customers for the year ended December 31, 2011. There was $1,494 in accounts receivable for these customers at December 31, 2011.

Major Supplier

The Company purchased 25% of goods from one supplier for the year ended December 31, 2011. The amount due to this supplier included in accounts payable at December 31, 2011 was approximately $1,073. A change in suppliers may cause a delay in providing product.

Allowance for Doubtful Accounts

The Company uses the allowance method to account for uncollectible trade receivable balances. Under the allowance method, an estimate of uncollectible customer balances is made based upon specific account balances that are considered uncollectible. Factors used to establish an allowance include the credit quality of the customer and whether the balance is significant. Accounts receivable are considered past due once the unpaid balance is 90 days or more outstanding, unless payment terms are extended by contract. When an account balance is past due and attempts have been made to collect the accounts receivable through legal or other means, the amount is considered uncollectible and is written off. At December 31, 2011, there was no allowance for doubtful accounts as management considers all balances to be fully collectible.

Inventory

The Company states inventories at the lower of cost (first-in, first-out basis) or market, determined on a specific identification basis.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Property, Equipment and Depreciation

Property and equipment are stated at cost. The Company provides for depreciation of the building on the straight-line basis, and on an accelerated method for all other assets, over the estimated useful life of the respective asset. Estimated lives are as follows:

Years
Land improvements	15
Building and building improvements	15-39
Computer equipment	3-5
Motor vehicles	5
Furniture and fixtures	7
Manufacturing equipment	7

When items of property or equipment are sold or retired the related cost and accumulated depreciation are removed from the account and any gain or loss is included in operating income. Maintenance and repairs are charged to expense as incurred; major renewals and betterments are capitalized.

Long-Lived Assets Impairment

The Company reviews long-lived assets, including property, plant and equipment, for impairment whenever events or changes in business circumstances indicate that the carrying amount of the asset may not be fully recoverable. The Company performs undiscounted operating cash flow analyses to determine if impairment exists. For purposes of recognition and measurement of an impairment for assets held for use, the Company groups assets and liabilities at the lowest level for which cash flows are separately identified. If impairment is determined to exist, any related impairment loss is calculated based on fair value. Impairment losses on assets to be disposed of, if any, are based on the estimated proceeds to be received, less costs of disposal.

Fair Value Measurements

Authoritative guidance for fair value measurements establishes a three-level hierarchy (the “Hierarchy”) that ranks the quality and reliability of information used in developing fair value estimates. The Hierarchy gives the highest priority to quoted prices in active markets and the lowest priority to unobservable data. In cases where two or more levels of inputs are used to determine fair value, a financial instrument’s level is determined based on the lowest level input that is considered significant to the fair value measurement in its entirety. The three levels of the Hierarchy are summarized as follows:

Level 1—inputs are based upon quoted prices (unadjusted) in active markets for identical assets or liabilities which are accessible as of the measurement date.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Fair Value Measurements (continued)

Level 2—inputs are based upon quoted prices for similar assets or liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, and model-derived valuations for the asset or liability that are derived principally from or corroborated by market data for which the primary inputs are observable, including forward interest rates, yield curves, credit risk and exchange rates.

Level 3—inputs for the valuations are unobservable and are based on management’s estimates of assumptions that market participants would use in pricing the asset or liability. The fair values are therefore determined using model-based techniques such as option pricing models and discounted cash flow models.

When available, the Company uses quoted market prices to determine fair value, and it classifies such measurements within Level 1. In some cases where market prices are not available, it makes use of observable market based inputs to calculate fair value, in which case the measurements are classified within Level 2. If quoted or observable market prices are not available, fair value is based upon internally developed models that use, where possible, current market-based parameters such as interest rates, yield curves, currency rates, etc. These measurements are classified within Level 3.

Fair value measurements are classified according to the lowest level input or value-driver that is significant to the valuation. A measurement may therefore be classified within Level 3 even though there may be significant inputs that are readily observable.

Financial Instruments

The Company’s financial instruments consist primarily of cash, accounts receivable, accounts payable and debt. The fair value of cash, accounts receivable and accounts payable approximated book value as of December 31, 2011.

Income Taxes and Uncertain Tax Positions

FlexHead and PNM, with the consent of their shareholders, elected to be treated as S corporations. The companies, PBJ, DXL, Lowland Street and SprinkFLEX are classified as partnerships for federal and Massachusetts tax purposes. As such, each company’s federal taxable income is reported on the tax returns of its shareholders or partners and accordingly, no provision or liability for federal income taxes is included in the consolidated financial statements.

Certain state income taxes are computed on a stand-alone basis in accordance with authoritative guidance for the accounting of income taxes. In these consolidated financial statements, state income taxes have been reflected on a basis where such tax returns have or could have been filed based upon entities and their related jurisdictions. The Company utilized the Tennessee amnesty program during 2011 to file inadvertently unfiled prior year tax returns, avoiding penalties and interest.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Income Taxes and Uncertain Tax Positions (continued)

Deferred state tax assets and liabilities are recognized for the expected future tax consequences of events that have been reflected in the consolidated financial statements. Deferred state tax assets and liabilities are determined based on the differences between the book and tax bases of particular assets and liabilities, using tax rates in effect for the years in which the differences are expected to reverse.

Changes in tax laws and rates could also affect recorded deferred state tax assets and liabilities in the future. The Company is not aware of any such changes that would have a material effect on the Company’s consolidated financial statements.

In addition, the calculation of tax liabilities involves dealing with uncertainties in the application of complex tax regulations in a multitude of jurisdictions across all operations. The Company recognizes potential liabilities and records tax liabilities for anticipated tax audit issues in the related state and other tax jurisdictions based on an estimate of whether it is more likely than not that the position will be sustained upon examination. These tax liabilities would be reflected net of related tax loss carryforwards. As of December 31, 2011, the Company had no tax liabilities related to uncertain tax positions. The Company recognizes interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses. There was no interest expense or penalties recognized related to uncertain tax positions for the year ended December 31, 2011.

Concentration of Credit Risk

The Company extends credit to various customers. Collection of trade receivables may be affected by changes in economic or other industry conditions and may, accordingly, impact the Company’s overall credit risk. Although the Company generally does not require collateral, the Company performs ongoing credit evaluations of customers. Invoices are aged based on contractual terms with the Company’s customers.

Other Comprehensive Income

GAAP establishes standards for reporting and display of comprehensive income, its components and accumulated balances. Comprehensive income is defined to include all changes in equity except those resulting from investments by shareholders and distribution to shareholders. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income must be reported in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income is displayed in the Consolidated Statement of Changes in Equity.

Advertising

Advertising and sale promotion costs are charged to operations as incurred. Advertising expense included in selling expenses were $231 for the year ended December 31, 2011.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Recently Adopted Accounting Pronouncements

In October 2009, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updated No. 2009-13, Revenue Recognition (Topic 605): Multiple-Deliverable Revenue Arrangement, which provides guidance for the accounting for revenue arrangements with multiple deliverables. The guidance establishes a selling price hierarchy for determining the selling price of a deliverable. The selling price used for each deliverable will be based on vendor-specific objective evidence (“VSOE”) if available, third-party evidence (“TPE”) if VSOE is not available, or estimated selling price if neither VSOE nor TPE is available. The guidance requires arrangements under which multiple revenue generating activities to be performed be allocated at inception. The residual method under the existing accounting guidance has been eliminated. The guidance became effective for the Company for revenue arrangements entered into or materially modified beginning in 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In December 2009, the FASB issued Accounting Standard Update 2009-17, Consolidations (Topic 810): Improvements to Financial Reporting by Enterprises Involved with Variable Interest Entities, amending the existing guidance for the consolidation of variable interest entities, and addressing the elimination of the concept of a qualifying special purpose entity. The guidance also replaces the quantitative based risks and rewards calculation for determining which enterprise has a controlling financial interest in a variable interest entity with an approach focused on identifying which enterprise has the power to direct the significant activities of a variable interest entity, and the obligation to absorb losses or the right to receive benefits that may be significant to the variable interest entity. The guidance became effective for the Company in 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

In January 2010, the FASB issued Accounting Standards Update No. 2010-06, Fair Value Measurements and Disclosures (Topic 820) — Improving Disclosures about Fair Value Measurements (“ASU 2010-06”). ASU 2010-06 requires new disclosures and clarifies existing disclosure requirements about fair value measurement as set forth in Accounting Standards Codification (“ASC 820”). ASU 2010-06 amends ASC 820 to now require that: (1) a reporting entity should disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and describe the reasons for the transfers; and (2) in the reconciliation for fair value measurements using significant unobservable inputs, a reporting entity should present separately information about purchases, sales, issuances, and settlements. In addition, ASU 2010-06 clarifies the requirements of existing disclosures. ASU 2010-06 is effective for annual reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements. This guidance became effective for the Company in 2010, except for the disclosures about purchases, sales, issuances, and settlements in the roll forward of activity in Level 3 fair value measurements which will be effective for the Company for annual reporting periods beginning after December 15, 2010. The adoption of this guidance did not have a material impact on the Company’s consolidated financial statements.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

1.	Basis of Presentation and Summary of Significant Accounting Policies (continued)

Recently Issued Accounting Pronouncements

In June 2011, the FASB issued Accounting Standards Update No. 2011-05, Comprehensive Income (Topic 220): Presentation of Comprehensive Income (“ASU 2011-05”). ASU 2011-05 eliminates the option to present components of other comprehensive income as part of the statement of changes in equity. The guidance now requires the Company to present the components of net income and other comprehensive income either in one continuous statement of comprehensive income or in two separate but consecutive statements. Regardless of whether the Company chooses to present comprehensive income in a single continuous statement or in two separate but consecutive statements, the Company is required to present on the face of the consolidated financial statements reclassification adjustments for items that are reclassified from other comprehensive income to net income in the statement(s) where the components of net income and the components of other comprehensive income are presented. The standard does not change the items which must be reported in other comprehensive income, how such items are measured or when they must be reclassified to net income. This standard is effective retrospectively for fiscal years beginning after December 15, 2011, with early adoption permitted. The Company is currently evaluating which method it will utilize to present items of net income and other comprehensive income.

In May 2011, the FASB issued Accounting Standards Update No. 2011-04, Fair Value Measurement (Topic 820): Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRS. The new guidance clarifies the concepts applicable to fair value measurement of non-financial assets and requires the disclosure of quantitative information about the unobservable inputs used in fair value measurement. This guidance will be effective for annual reporting periods beginning after December 15, 2011, and will be applied prospectively (with early adoption prohibited). The Company is evaluating the disclosure impact of this guidance.

2.	Inventories

As of December 31, 2011, inventories were comprised of:

Purchased materials and parts	$2,060
Finished goods	2,887

Inventories	$4,947

Inventories are recorded at the lower of cost (primarily first-in, first-out) or market value. At December 31, 2011 there was no allowance for excess or obsolete materials as management considers any such materials to be insignificant.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

3.	Prepaid Expenses and Other Current Assets

As of December 31, 2011, prepaid expenses and other current assets consist of the following:

Prepaid insurance	$52
Royalty receivable	96
Tax abatement receivable	68
Other	51

Total	$267

4.	Property, Plant, and Equipment

As of December 31, 2011, property, plant and equipment at cost and accumulated depreciation were:

Land and land improvements	$256
Building and building improvements	1,301
Computer equipment	169
Motor vehicles	112
Furniture and fixtures	201
Manufacturing equipment	381

2,420
Less - Accumulated depreciation	1,117

Total	$1,303

Depreciation expense charged to operations for the year ended December 31, 2011 was $109.

On February 2, 2011, the Company experienced a partial roof collapse at the Lowland Street warehouse due to heavy snow. The incident was fully insured for both the building damage under Lowland Street and the inventory loss under FlexHead and SprinkFLEX. The related insurance company estimated the damage claim at $1,200 for the building and $771 for inventory loss and other related expenses with a $5 deductible. Actual repairs to the building totaled $852, and write-off of inventory totaled $422. Total insurance proceeds totaled $1,966 as of the year ended December 31, 2011. As a result, the Company recognized a gain of $692 on insurance settlement, which is included in operating income on the statement of operations.

5.	Intangible Assets

Intangible assets are reflected at cost less accumulated amortization. Amortization expense is computed using the straight-line method over the lives of the assets. Intangible assets with indefinite lives are not amortized. Intangible assets primarily consist of patents and trademarks.

Trademarks - Trademarks are not amortized as they have indefinite useful lives. Trademarks are evaluated annually for impairment. Testing of impairment has resulted in no impairment charge. Trademark costs were $66 at December 31, 2011.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

5.	Intangible Assets (continued)

Patents - Patents are amortized on a straight-line basis over their estimated useful lives of seventeen years. Gross patent costs were $474 at December 31, 2011. Accumulated amortization of patent costs was $248 at December 31, 2011. Patent amortization expense charged to operations was $14 for the year ended December 31, 2011. A summary of estimated amortization expense for each of the five years subsequent to 2011 follows:

Year	Amortization Expense
2012	$20
2013	20
2014	20
2015	19
2016	19
Thereafter	128

Total	$226

6.	Line of Credit

On December 17, 2008 FlexHead obtained a working line of credit with Bank of America for $1,500 to provide short-term working capital. The working capital loan documents were amended on September 26, 2011 to add DXL as a guarantor and to slightly modify the financial covenants and extend the availability period. The line of credit is due on demand, automatically renews each year and is subject to an annual review by Bank of America. Line of credit borrowings incur interest at the bank’s prime rate (3.25% at December 31, 2011). The line of credit is secured by all business assets of FlexHead and is guaranteed by all the FlexHead VIEs. The loan agreement includes certain financial covenants including debt to net assets ratio (on a consolidated basis) – measured on a semi-annual basis, current ratio (on a consolidated basis) – measured on a semi-annual basis and debt service ratio (on a consolidated basis) – measured on an annual basis. No borrowings were outstanding on this line of credit at December 31, 2011.

On December 17, 2008 (as amended on April 19, 2011) the Company obtained commercial letters of credit and standby letters of credit with Bank of America. The amount of the standby letters of credit outstanding at any one time (including the drawn and unreimbursed amounts of the letters of credit) may not exceed $250. Additionally, the sum of (i) the amount of the commercial letters of credit outstanding (including the drawn and unreimbursed amounts of the letters of credit), plus (ii) the amount of the standby letters of credit outstanding (including the drawn and unreimbursed amounts of the letters of credit), may not exceed in the aggregate at any one time $4,000. The commercial letters of credit and the standby letters of credit are due on demand, automatically renew each year and are subject to annual review by Bank of America. The letters are secured by all business assets of the Company and are guaranteed by the Company and all FlexHead VIEs. A standby letter of credit in the amount of $200 and commercial letters of credit in the amount of $954 were outstanding under this agreement at December 31, 2011.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

7.	Accrued and Other Liabilities

As of December 31, 2011, accrued and other liabilities consist of the following:

Roof repairs	$182
Profit sharing contribution	177
Accrued accounts payable	145
Other	36

Total	$540

8.	Long-Term Debt

Long-term debt consists of the following at December 31, 2011:

Bank of America:

Term loan of $565 dated December 17, 2008, secured by property located at 56 Lowland Street, Holliston, MA payable in 120 monthly principal installments of $3, plus adjusted variable rate interest rate based on LIBOR plus 1.6%, maturing December 2018.	$479

Chase Manhattan Bank USA, N.A.

Term loan of $56 dated December 27, 2007, secured by motor vehicle, payable in 72 monthly installments of $1 including interest at 6.60%, maturing December 2013.	22

Eastern Bank:

Term loan of $46 dated December 11, 2007, secured by motor vehicle, payable in 72 monthly installments of $1 including interest at 8.24%, maturing December 2013.	18

$519
Less - current portion of long-term debt	51

Long-Term Debt	$468

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

8.	Long-Term Debt (continued)

Maturities of long-term debt at December 31, 2011 are as follow:

2012	$51
2013	53
2014	34
2015	36
2016	37
Thereafter	308

$519

On February 15, 2012, the shareholders sold all of the outstanding equity interests of FlexHead, PNM, PBJ, DXL, and SprinkFLEX to Atkore International, Inc. In conjunction with this transaction, the Company paid off all of its outstanding debt and terminated all line of credit arrangements subsequent to December 31, 2011.

9.	Employee Benefit Plans

The Company sponsors two employee benefit plans, a defined contribution plan, which covers substantially all of the employees of FlexHead, and a defined benefit plan, also sponsored by FlexHead, which covers only certain FlexHead employees.

Defined Contribution Plan:

Effective July 1, 2005, the Company amended its employee benefit plan to sponsor a 401(k) Profit Sharing Plan (the “Plan”) which is designed to satisfy the Internal Revenue Service’s special 401(k) nondiscrimination rules. Employees may, at their own discretion, defer a percentage of their annual compensation to the Plan, limited to a maximum annual amount as set periodically by the Internal Revenue Service. The Plan requires a non-elective Company contribution on behalf of the eligible participants equal to 3% of compensation. The non-elective contribution must be made annually regardless of whether an eligible employee makes 401(k) deferrals to the Plan. The non-elective contributions amounted to $45 (net of forfeitures) for the year ended December 31, 2011. In addition, the Company may make a discretionary matching contribution limited to 4% of compensation and/or a discretionary profit sharing contribution to the Plan. The discretionary matching contributions amounted to $47 for the year ended December 31, 2011. Total Company contributions to the Plan, including $85 profit sharing contribution, were $177 for the year ended December 31, 2011.

Defined Benefit Plan:

Effective January 1, 2007, the Company sponsors a defined benefit pension plan covering twelve of its employees (the “Defined Benefit Plan”). The benefits are based on years of service and the employee’s compensation. The Board of Directors voted to freeze the defined benefit plan on January 1, 2009. The Company’s funding policy is to make the minimum annual contribution required by applicable regulations. Contributions are intended to provide for benefits attributed to service to date.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

9.	Employee Benefit Plans (continued)

Defined Benefit Plan (continued):

Net periodic pension benefit cost is based on periodic actuarial valuations which use the projected unit credit method of calculation and is charged to the statements of operations on a systematic basis over the expected average remaining service lives of current participants. Contribution amounts are determined based on local regulations and with the assistance of professionally qualified actuaries in the countries concerned. The benefits under the Defined Benefit Plan are based on various factors, such as years of service and compensation.

The net periodic benefit cost for the year ended December 31, 2011 is as follows:

Recognized actuarial gains	$(10)
Interest cost	21
Expected return on plan assets	(50)

Net periodic benefit cost	$(39)

Assumptions used to determine net periodic pension cost during the period:
Discount rate	5.7%
Expected return on plan assets	7.5%
Rate of compensation increase	0%

The estimated net actuarial loss for the Defined Benefit Plan that will be amortized from accumulated other comprehensive income (loss) into net periodic benefit cost over the next fiscal year is expected to be $1.

The change in benefit obligations, plan assets and the amounts recognized on the consolidated balance sheet as of December 31, 2011 are as follows:

Change in benefit obligations:
Benefit obligations as of January 1, 2011	$372
Interest cost	21
Actuarial loss	164

Benefit obligations as of December 31, 2011	$557

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

9.	Employee Benefit Plans (continued)

Defined Benefit Plan (continued):

Change in plan assets:
Fair value of plan assets as of January 1, 2011	$662
Actual return on plan assets	(18)

Fair value of plan assets as of December 31, 2011	$644

Funded status	$87

Amounts recognized in the consolidated balance sheet consist of:
Current: Defined benefit pension asset	$87

Net amount recognized	$87

Amounts recognized in accumulated other comprehensive income consist of:
Net actuarial loss	$161

Total loss recognized	$161

Assumptions used to determine pension benefit obligations at year end:
Discount rate	4.4%
Rate of compensation increase	Not applicable

In determining the expected return on plan assets, the Company considers the relative weighting of plan assets by class, historical performance of asset classes over long-term periods, asset class performance expectations as well as current and future economic conditions. For the Defined Benefit Plan, this policy targets a 60% allocation to equity securities and a 40% allocation to debt securities.

The Company’s investment strategy for its Defined Benefit Plan is to manage the plan on a going-concern basis. Current investment policy is to maximize the return on assets, subject to a prudent level of portfolio risk, for the purpose of enhancing the security of benefits for participants.

The Defined Benefit Plan has the following asset allocations within a single fund as of December 31, 2011:

Asset Category:
Equity securities	60%
Debt securities	40%

Total	100%

The Company evaluates its Defined Benefit Plan’s asset portfolios for the existence of significant concentrations of risk. Types of investment concentration risks that are evaluated include, but not limited to, concentrations in a single entity, industry, foreign country and individual fund manager.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

9.	Employee Benefit Plan (continued)

Defined Benefit Plan (continued):

As of December 31, 2011, there were no significant concentrations of risk in the Company’s Defined Benefit Plan assets.

The Company’s Defined Benefit Plan assets are accounted for at fair value and are classified in their entirety based on the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement requires judgment, and may affect the valuation of fair value of assets and their placement within the fair value hierarchy levels. The Company’s Defined Benefit Plan assets consist of both equity and debt securities, which are held in a single fund and classified within Level 2 of the Hierarchy by the Company as of December 31, 2011. Fair value of shares of the underlying fund equals the number of shares of the underlying fund multiplied by the closing net asset value per share as determined by the investment manager of the fund. As of December 31, 2011, the Company does not have any Level 3 pension assets.

Transfers between levels of the Hierarchy are recognized on the actual date of the event or circumstance giving rise to the transfer, which generally coincides with the Company’s valuation process. No transfers occurred in the Hierarchy during the year ended December 31, 2011.

The strategy of the Company’s investment managers with regard to the investments valued using NAV or its equivalent is to either match or exceed relevant benchmarks associated with the respective asset category. The underlying investment fund is available to be redeemed on a daily basis. The underlying investment fund does not contain any redemption restrictions or unfunded commitments.

The Company’s funding policy is to make contributions in accordance with the laws and customs of the United States as well as to make discretionary voluntary contributions from time-to-time. The Company did not contribute to its Defined Benefit Plan for the year ended December 31, 2011 and does not expect to make contributions in 2012.

The Company does not expect to pay future benefits until 2017 when the Company expects to pay future benefits of $94 through 2021.

Subsequent to December 31, 2011, management has determined to terminate the Defined Benefit Plan, which is expected to be completed before September 30, 2012.

10.	Interest Rate Swap

The Company uses a derivative to fix future cash flows for interest payments on its floating rate mortgage on the building. This arrangement contains credit risk to the extent that its bank counterparties may be unable to meet the terms of the agreements. The Company minimizes such risk by limiting its counterparties to major financial institutions. Management does not expect any material losses as a result of defaults by other parties.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

10.	Interest Rate Swap (continued)

The Company has entered into an interest rate swap to receive market rate interest and pay fixed rate interest to a major financial institution that lock in the Company’s interest rate paid on the mortgage.

The following table presents the terms of the Company’s interest rate swap on the mortgage at December 31, 2011.

Vehicle	Maturity Date	Notional Amount	Fair Value	Rate Paid	Rate Received
Interest Rate Swap	December 17, 2008	$565	($31)	4.2%	LIBOR plus 1.6%

Interest rate swaps are valued based on third-party market maker valuation models that discount cash flows. Changes in the fair value of the derivative are reported in interest expense, below operating income. The Company paid to exit this swap in February 2012. The interest rate swap liability reported on the consolidated financial statements is at fair value measured on a recurring basis as of December 31, 2011. The total interest rate swap liability is $31 as of December 31, 2011 and is classified within Level 3 of the Hierarchy and presented within accrued and other liabilities on the balance sheet.

The following table provides a summary of changes in the fair value of level 3 assets or liabilities.

Beginning Balance, January 1, 2011	$0
Total net unrealized loss	(31)

Ending Balance, December 31, 2011	$(31)

Losses (realized and unrealized) included in earnings for the year ended December 31, 2011 for the interest rate swap are reported in interest expense.

11.	Related Party Transactions

In the normal course of business, the Company enters into transactions with companies related through common ownership and with the Company’s shareholders. A summary of these transactions for the year ended December 31, 2011 is a follows:

Balance sheet:
Dividends paid to shareholders, included in equity	$4,153
Statement of operations:
Sales to HD Supply (related party to Atkore International, Inc.)	$3,964
Cost of sales for HD Supply (related party to Atkore International, Inc.)	2,217
Sales to Tyco (common ownership of Atkore International Group Inc.)	326
Cost of sales for Tyco (common ownership of Atkore International Group Inc.)	202
Sales to Atkore International, Inc. (subsequent acquirer, see Note 17)	465
Cost of sales for Atkore International, Inc. (subsequent acquirer, see Note 17)	254

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

12.	Commitments and Contingencies

Commitments - The Company leases motor vehicles under non-cancelable operating leases expiring in various years through 2013. Rent expense for these leases amounts to $31 for the year ended December 31, 2011. The following is a schedule of future minimum lease payments required under the motor vehicles leases:

2012	$28
2013	6

Total future minimum lease payments	$34

The Company leases warehouse space in Reno, Nevada and Memphis, Tennessee from two unrelated third parties under tenant-at-will arrangements. Rent expense under the lease arrangements amounted to $29 for the year ended December 31, 2011.

The Company leases a trailer for storage, which is located on their Holliston Massachusetts property, from an unrelated third party under an informal agreement. Rent expense under this lease arrangement amounted to $2 for the year ended December 31, 2011.

Contingency - On September 29, 2010, FlexHead and SprinkFLEX were named as defendants in a patent infringement lawsuit filed in the District Court of New Jersey by the Victaulic Company. The suit alleges that certain FlexHead and SprinkFLEX sprinkler head mounting assemblies infringe a U.S. Patent owned by Victaulic. The complaint seeks damages (including treble damages), injunctive relief and attorney fees. In August 2011, the case was ordered transferred to the District Court of Massachusetts where it remains pending. FlexHead and SprinkFLEX believe they have substantial legal and factual defenses to plaintiff’s claims and intend to defend their interests vigorously. FlexHead and SprinkFLEX have agreed to indemnify two other defendants in the case for their sales of the named FlexHead and SprinkFLEX products. At this time, the Company cannot reasonably estimate a range of loss, because the matter is in the pre-trial, preliminary discovery stage and the Company lacks sufficient information.

13.	Income Taxes

FlexHead and PNM incurred an entity level tax on net income imposed by Massachusetts on its combined income, applicable for S corporations having annual revenues over $6,000. The rate of tax that is imposed is equal to 2.95% in 2011 on the combined apportioned Massachusetts income. Massachusetts requires that corporations related through common ownership file income tax returns on a combined basis while each separate corporation is required to pay the minimum corporation excise or the non-income measure of the corporate excise. The provision for income taxes includes entity level state taxes of $54 in 2011. The separate entity state tax also includes a 0.26 % excise tax on taxable tangible property. The provision for income taxes includes $6 in 2011 relating to the separate entity excise tax.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

13.	Income Taxes (continued)

In addition FlexHead files and pays a tax in Tennessee equal to an apportioned net worth at a rate of $0.25 per $100 and an apportioned excise tax at a rate of 6.5%. The provision for income taxes in 2011 includes $35 relating to these net worth and excise taxes.

Deferred state income tax liabilities are recognized for the expected future tax consequences in Massachusetts that have been included in the consolidated financial statement or tax returns. Under this method, deferred state income tax liabilities are determined based on the difference between the consolidated financial statements carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. The timing differences primarily relate to differences in consolidated financial statement reporting and tax reporting of depreciation and accrued employee benefit plan contributions to the Defined Benefit Plan. The consolidated financial statements report depreciation methods and accrued employee benefit plan contributions in accordance with GAAP.

Tax return reporting utilizes accelerated depreciation methods and acceptable IRS actuarial assumptions. The difference in the two methods results in deferred state income tax liabilities amounting to $9 at December 31, 2011.

The provision for state income taxes consists of the following for the year ended December 31, 2011:

Current	$96
Deferred	(2)

Total	$94

The annual income tax returns of the Company are subject to examination by taxing authorities, including the Massachusetts Department of Revenue and Tennessee Department of Revenue, generally for three years after they are filed. Accordingly, with few exceptions, the Company is no longer subject to tax examinations for years before 2008.

14.	Life Insurance

The Company maintains and is the beneficiary of a two key man term life insurance policies in the amount of $1,000 each to provide liquidity upon the death of either of the Company’s officers or shareholders.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

15.	Infringement Lawsuits

The Company has filed two lawsuits to protect its interest in fire protection equipment under patents owned by the Company. The Company could incur significant additional legal fees of up to $1,000 if the lawsuits are not settled and the case goes to trial. The Company believes its investment in protecting the patents will yield a favorable outcome. Legal fees incurred and expensed with respect to the lawsuits amounted to $307 for the year ended December 31, 2011.

16.	Consolidation of Variable Interest Entities

FlexHead holds a variable interest in PBJ and PNM, for which FlexHead is the primary beneficiary. The activities of the FlexHead VIEs consist of the registration and holding of patents and trademarks for flexible fire protection systems exclusively licensed to and sold by FlexHead. These entities have no employees, and as a result, are run by the employees of FlexHead. FlexHead’s variable interest in these companies relates to exclusive licensing agreements and management arrangements.

FlexHead holds a variable interest in DXL, for which FlexHead is the primary beneficiary. Activities of DXL include the importing of inventory sold exclusively to FlexHead. DXL has no employees, and as a result, is run by the employees of FlexHead. FlexHead’s variable interest in this company relates to an exclusive supply arrangement and below market management arrangement.

FlexHead holds a variable interest in Lowland Street, for which FlexHead is the primary beneficiary. Lowland Street owns the real estate occupied and rented exclusively by FlexHead. Lowland Street has no employees, and as a result, is run by the employees of FlexHead. FlexHead’s variable interest in this company relates to an exclusive oral lease agreement and cross-collateralized guarantee of the related mortgage. The maximum exposure to the Company at December 31, 2011 was $479 under this guarantee.

FlexHead holds a variable interest in SprinkFLEX, for which FlexHead is the primary beneficiary. Activities of SprinkFLEX include the import and sale of flexible sprinkler hose fitting components. SprinkFLEX has no employees, and as a result, is run by the management of FlexHead. FlexHead’s variable interest in this company relates to an exclusive licensing agreement and management arrangement.

FLEXHEAD INDUSTRIES, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

($ in thousands)

16.	Consolidation of Variable Interest Entities (continued)

As the primary beneficiary of these VIEs, the entities’ assets, liabilities, and results of operations are included in FlexHead’s consolidated financial statements. The other equity holders’ interests are reflected in “Net income attributable to noncontrolling interests” in the consolidated statement of operations for the year ended December 31, 2011 and “Noncontrolling interests” in the consolidated balance sheet at December 31, 2011. The following table summarizes the carrying amounts of the FlexHead VIEs’ assets and liabilities included in FlexHead’s consolidated balance sheet at December 31, 2011:

Current assets (restricted 2011: $0)	$4,386
Property (restricted 2011: $871)	1,169
Other noncurrent assets (restricted 2011: $0)	294

Total assets	$5,849

Current liabilities (nonrecourse 2011: $31)	$1,919
Long-term debt (nonrecourse 2011: $447)	447

Total liabilities	$2,366

Amounts presented in the table above as restricted assets or nonrecourse obligations relating to consolidated FlexHead VIEs at December 31, 2011, represent the building and related nonrecourse debt. All FlexHead VIE sales and rental revenue is eliminated upon consolidation. FlexHead VIE expenses not eliminated in consolidation are primarily depreciation, amortization and interest expense.

17.	Subsequent Events

On February 15, 2012, the shareholders sold all of the outstanding equity interests of FlexHead, PNM, PBJ, DXL, and SprinkFLEX for an aggregated purchase price of $38,000, received in cash at the closing, subject to various adjustments relating to working capital, cash on-hand and indebtedness of the acquired companies, to Atkore International, Inc.

GAAP establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. The Company has evaluated subsequent events through May 3, 2012.